Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	John Chang
+ 1 (202) 295-4299	+ 1 (202) 295-4212
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports First Quarter 2022 Results, Increases its Regular Quarterly Dividend on its Common Stock by $0.025 and Appoints CFO

Financial and Business Highlights

•	Effective April 29, 2022 Sean Wallace resigned his position as Cogent’s Chief Financial Officer and will remain with Cogent to assist with the transition through Friday May 6th. Thaddeus ‘’Tad” Weed, Cogent’s Senior Vice President of Audit & Operations, has been appointed to again serve as Cogent’s Chief Financial Officer.

•	Cogent approved an increase of $0.025 per share to its regular quarterly dividend for a total of $0.880 per share for Q2 2022 as compared to $0.855 per share for Q1 2022 – Cogent’s thirty-ninth consecutive quarterly dividend increase.

o	The Q2 2022 $0.880 dividend per share represents an annual increase of 12.8% from the dividend per share of $0.780 for Q2 2021.

•	Service revenue increased from Q4 2021 to Q1 2022 by 1.3% and increased from Q1 2021 to Q1 2022 by 1.6%.

o	Service revenue, on a constant currency basis, increased from Q4 2021 to Q1 2022 by 1.7% and increased from Q1 2021 to Q1 2022 by 2.9%.

o	Service revenue, on a constant currency basis and adjusted for the impact of excise tax revenues, increased from Q4 2021 to Q1 2022 by 2.1% and increased from Q1 2021 to Q1 2022 by 3.5%.

•	Net cash provided by operating activities increased from Q4 2021 to Q1 2022 by 37.3% to $49.4 million for Q1 2022 and increased from Q1 2021 to Q1 2022 by 4.9%.

•	Sales rep productivity – units per full time equivalent sales rep per month - increased from 4.2 for Q4 2021 to 4.7 for Q1 2022.

•	EBITDA margin decreased by 70 basis points from Q4 2021 to 38.3% for Q1 2022 and increased by 50 basis points from Q1 2021 to Q1 2022.

•	EBITDA decreased by 0.4% from Q4 2021 to $57.2 million for Q1 2022 and increased by 2.9% from Q1 2021 to Q1 2022.

[WASHINGTON, D.C. April 29, 2022] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) (“Cogent”) today announced service revenue of $149.2 million for the three months ended March 31, 2022, an increase of 1.3% from the three months ended December 31, 2021 and an increase of 1.6% from the three months ended March 31, 2021. Foreign exchange rates negatively impacted service revenue growth from the three months ended December 31, 2021 to the three months ended March 31, 2022 by $0.5 million and negatively impacted service revenue growth from the three months ended March 31, 2021 to the three months ended March 31, 2022 by $1.9 million. On a constant currency basis, service revenue increased by 1.7% from the three months ended December 31, 2021 to the three months ended March 31, 2022 and increased by 2.9% from the three months ended March 31, 2021 to the three months ended March 31, 2022. The impact of excise taxes, including Universal Service Fund fees, recorded on a gross basis and included in service revenue and cost of network operations expense, negatively impacted service revenue growth from the three months ended December 31, 2021 to the three months ended March 31, 2022 by $0.6 million and negatively impacted service revenue growth from the three months ended March 31, 2021 to the three months ended March 31, 2022 by $0.8 million. On a constant currency basis, and adjusting for the impact of changes in excise tax revenue, service revenue increased by 2.1% from the three months ended December 31, 2021 to the three months ended March 31, 2022 and increased by 3.5% from the three months ended March 31, 2021 to the three months ended March 31, 2022.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $112.6 million for the three months ended March 31, 2022, an increase of 1.7% from the three months ended December 31, 2021 and an increase of 2.4% from the three months ended March 31, 2021.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $36.4 million for the three months ended March 31, 2022; an increase of 0.2% from the three months ended December 31, 2021 and a decrease of 0.9% from the three months ended March 31, 2021.

Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit increased by 2.0% from the three months ended March 31, 2021 to $69.0 million for the three months ended March 31, 2022 and increased by 1.2% from the three months ended December 31, 2021. GAAP gross margin was 46.3% for the three months ended March 31, 2022, 46.1% for the three months ended March 31, 2021 and 46.3% for the three months ended December 31, 2021.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as Non-GAAP gross profit divided by total service revenue. Non-GAAP gross profit increased by 0.1% from the three months ended March 31, 2021 to $91.9 million for the three months ended March 31, 2022 and increased by 1.0% from the three months ended December 31, 2021. Non-GAAP gross margin was 61.6% for the three months ended March 31, 2022, 62.5% for the three months ended March 31, 2021 and 61.8% for the three months ended December 31, 2021.

Excise taxes, including Universal Service Fund fees, recorded on a gross basis and included in service revenue and cost of network operations expense were $3.7 million for the three months ended March 31, 2022, $4.5 million for the three months ended March 31, 2021 and $4.3 million for the three months ended December 31, 2021.

Net cash provided by operating activities increased by 4.9% from the three months ended March 31, 2021 to $49.4 million for the three months ended March 31, 2022 and increased by 37.3% from the three months ended December 31, 2021.

Earnings before interest, taxes, depreciation and amortization (EBITDA) increased by 2.9% from the three months ended March 31, 2021 to $57.2 million for the three months ended March 31, 2022 and decreased by 0.4% from the three months ended December 31, 2021. EBITDA margin was 38.3% for the three months ended March 31, 2022, 37.8% for the three months ended March 31, 2021 and 39.0% for the three months ended December 31, 2021.

Basic net income per share was $0.02 for the three months ended March 31, 2022, $0.41 for the three months ended March 31, 2021 and $0.40 for the three months ended December 31, 2021. Diluted net income per share was $0.02 for the three months ended March 31, 2022, $0.41 for the three months ended March 31, 2021 and $0.39 for the three months ended December 31, 2021.

Unrealized foreign exchange gains on Cogent’s 2024 Senior Euro Unsecured Notes were $8.0 million for the three months ended March 31, 2022, $18.9 million for the three months ended March 31, 2021 and $8.8 million for the three months ended December 31, 2021.

Total customer connections increased by 4.4% from March 31, 2021 to 94,884 as of March 31, 2022 and increased by 1.2% from December 31, 2021. On-net customer connections increased by 4.1% from March 31, 2021 to 81,627 as of March 31, 2022 and increased by 1.1% from December 31, 2021. Off-net customer connections increased by 5.8% from March 31, 2021 to 12,922 as of March 31, 2022 and increased by 2.0% from December 31, 2021.

The number of on-net buildings increased by 126 from March 31, 2021 to 3,065 as of March 31, 2022 and increased by 30 from December 31, 2021.

CFO Transition

Effective April 29, 2022, Sean Wallace resigned his position as Cogent’s Chief Financial Officer to accept another CFO position and Thaddeus ‘’Tad” Weed, Cogent’s Senior Vice President of Audit & Operations was reappointed as Cogent’s Chief Financial Officer. Dave Schaeffer, Cogent’s Chief Executive Officer stated; “I want to personally thank Sean, who I have known for 25 years, for his excellent performance and his willingness to step in as Cogent’s Chief Financial Officer while Tad Weed was on medical leave. Tad has been serving as our Senior Vice President of Audit & Operations and while in this position, Tad implemented numerous operational improvements which led to substantial cost savings for Cogent. Tad previously served as our Chief Financial Officer from May 2004 until March 2020 and, now that Tad has recovered and after a brief transition period with Sean, Tad will resume his CFO duties. I am excited to welcome Tad back to serve as our CFO.”

Quarterly Dividend Increase Approved

On April 29, 2022, Cogent’s Board approved a regular quarterly dividend of $0.880 per share payable on May 27, 2022 to shareholders of record on May 13, 2022. This second quarter 2022 regular dividend represents an increase of $0.025 per share, or 2.9%, from the first quarter 2022 regular dividend of $0.855 per share and an annual increase of 12.8% from the second quarter 2021 dividend of $0.780 per share.

The payment of any future dividends and any other returns of capital will be at the discretion of the Board and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indentures and other factors deemed relevant by the Board.

Impact of COVID-19

Cogent continues to be impacted by the COVID-19 pandemic and the accompanying responses by governments around the world. The recent spread of variants of COVID-19 has introduced new uncertainty.

The ongoing impact of the COVID-19 pandemic, including the spread of variant strains, and related government restrictions on Cogent’s business is unknown as a significant amount of uncertainty and volatility remains. Cogent does not know the ultimate scope and duration of the pandemic, the availability, efficacy and uptake of vaccines and therapeutic treatments, government actions that have been taken, or may be taken in the future in response to the pandemic and global economic conditions during and after the pandemic. Cogent has experienced a slight slowdown in the availability and delivery of networking equipment but Cogent believes it can adequately manage the operation, maintenance, upgrading and growth of its network. A worsening or prolonged slowdown may impact our ability to expand and augment our network. Most Cogent employees worldwide returned to its offices on a full-time basis in the first quarter of 2022. Cogent is implementing measures to protect its workforce, but it can provide no assurance that these measures will be sufficient. Cogent’s decisions to require its employees to return to its offices on a full-time basis and to implement a COVID-19 vaccine mandate, where legally permitted, may impede its ability to retain existing employees or attract new employees. Moreover, Cogent’s results of operations may be adversely affected in the future as the pandemic and the related government restrictions continue or are reintroduced. Cogent may also experience slowdowns in new customer orders, find it difficult to collect from customers who are experiencing financial distress, undergo an increase in customer churn, encounter difficulties accessing the buildings and locations where Cogent installs new services and serves existing customers, or have difficulties procuring, shipping or installing necessary equipment on its network. Cogent may find that the impact of the pandemic on its vendors and their respective workforces may slow the delivery of services from these vendors to Cogent. Cogent may also find that its largest customer base, which is served primarily in its multi-tenant office buildings, may be adversely affected by falling demand for commercial office space in central business districts as companies located in these buildings elect not to return to their office space either on a temporary or even permanent basis or slow the pace of opening new offices. In addition, Cogent’s corporate customer base may reduce their overall number of locations due to adverse economic conditions or new working configurations which may adversely affect Cogent’s number of corporate connections and service revenues. As a result, the global economic impact of the COVID-19 pandemic may have prolonged effects that impact Cogent’s business well into the future. These and other risks are described in more detail in Cogent’s Annual Report on Form 10-K for the year ended December 31, 2021 and it Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on May 5, 2022 to discuss Cogent’s operating results for the first quarter of 2022 and to discuss Cogent’s expectations for full year 2022. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call. A downloadable file of Cogent’s “Summary of Financial and Operational Results” and a transcript of its conference call will also be available on Cogent’s website following the conference call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high-speed Internet access, Ethernet transport, and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in 216 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Metric ($ in 000’s, except share and per share data) – unaudited
On-Net revenue	$109,947	$111,041	$111,099	$110,749	$112,634
% Change from previous Qtr.	2.6%	1.0%	0.1%	-0.3%	1.7%
Off-Net revenue	$36,723	$36,699	$36,656	$36,304	$36,387
% Change from previous Qtr.	0.1%	-0.1%	-0.1%	-1.0%	0.2%
Non-Core revenue (1)	$107	$139	$172	$155	$154
% Change from previous Qtr.	-10.8%	29.9%	23.7%	-9.9%	-0.6%
Service revenue – total	$146,777	$147,879	$147,927	$147,208	$149,175
% Change from previous Qtr.	2.0%	0.8%	0.0%	-0.5%	1.3%
Constant currency total revenue quarterly growth rate – sequential quarters (6)	1.7%	0.6%	0.5%	0.1%	1.7%
Constant currency total revenue quarterly growth rate – year over year quarters (6)	2.3%	2.8%	3.6%	2.9%	2.9%
Constant currency and excise tax impact on total revenue quarterly growth rate – sequential quarters (6)	1.4%	0.5%	0.5%	0.4%	2.1%
Constant currency and excise tax impact on total revenue quarterly growth rate – year over year quarters (6)	1.8%	1.7%	2.9%	2.8%	3.5%
Excise Taxes included in service revenue	$4,528	$4,811	$4,813	$4,336	$3,742
% Change from previous Qtr.	9.3%	6.3%	0.0%	-9.9%	-13.7%
Network operations expenses (2)	$55,016	$56,044	$56,482	$56,272	$57,305
% Change from previous Qtr.	0.9%	1.9%	0.8%	-0.4%	1.8%
GAAP gross profit (3)	$67,715	$69,603	$68,673	$68,223	$69,038
% Change from previous Qtr.	1.6%	2.8%	-1.3%	-0.7%	1.2%
GAAP gross margin (3)	46.1%	47.1%	46.4%	46.3%	46.3%

Non-GAAP gross profit (4) (6)	$91,761	$91,835	$91,445	$90,936	$91,870
% Change from previous Qtr.	2.7%	0.1%	-0.4%	-0.6%	1.0%
Non-GAAP gross margin (4) (6)	62.5%	62.1%	61.8%	61.8%	61.6%
Selling, general and administrative expenses (5)	$36,211	$34,654	$33,692	$33,526	$34,715
% Change from previous Qtr.	7.4%	-4.3%	-2.8%	-0.5%	3.5%
Depreciation and amortization expense	$21,970	$22,096	$22,609	$22,567	$22,688
% Change from previous Qtr.	-2.2%	0.6%	2.3%	-0.2%	0.5%
Equity-based compensation expense	$7,307	$6,874	$6,588	$6,053	$6,056
% Change from previous Qtr.	25.0%	-5.9%	-4.2%	-8.1%	0.0%
Operating income	$26,291	$28,211	$28,556	$36,165	$28,784
% Change from previous Qtr.	-4.0%	7.3%	1.2%	26.6%	-20.4%
Interest expense	$15,836	$14,236	$17,349	$19,653	$35,439
% Change from previous Qtr.	-1.1%	-10.1%	21.9%	13.3%	80.3%
Non-cash interest expense – Swap agreement			$3,076	$5,939	$21,271
% Change from previous Qtr.				93.1%	258.2%
Net income (loss)	$18,851	$(2,493)	$13,320	$18,507	$1,137
Realized and unrealized gains (losses) on 2024 Euro Notes	$18,870	$(5,280)	$10,169	$8,763	$8,014
Basic net income (loss) per common share	$0.41	$(0.05)	$0.29	$0.40	$0.02
Diluted net income (loss) per common share	$0.41	$(0.05)	$0.28	$0.39	$0.02
Weighted average common shares – basic	46,067,096	46,229,603	46,293,524	46,420,168	46,575,848
% Change from previous Qtr.	0.4%	0.4%	0.1%	0.3%	0.3%
Weighted average common shares – diluted	46,507,258	46,229,603	46,866,929	46,992,639	46,929,191
% Change from previous Qtr.	1.3%	-0.6%	1.4%	0.3%	-0.1%
EBITDA (6)	$55,550	$57,181	$57,753	$57,410	$57,155
% Change from previous Qtr.	-0.2%	2.9%	1.0%	-0.6%	-0.4%
EBITDA margin	37.8%	38.7%	39.0%	39.0%	38.3%

Gains on asset related transactions	$18	$-	$-	$-	$-
EBITDA, as adjusted (6)	$55,568	$57,181	$57,753	$57,410	$57,155
% Change from previous Qtr.	-0.2%	2.9%	1.0%	-0.6%	-0.4%
EBITDA, as adjusted, margin	37.9%	38.7%	39.0%	39.0%	38.3%
Net cash provided by operating activities	$47,106	$39,749	$47,418	$35,984	$49,411
% Change from previous Qtr.	25.4%	-15.6%	19.3%	-24.1%	37.3%
Capital expenditures	$15,444	$17,217	$21,959	$15,296	$18,121
% Change from previous Qtr.	-2.6%	11.5%	27.5%	-30.3%	18.5%
Principal payments of capital (finance) lease obligations	$5,744	$6,192	$4,890	$6,228	$5,863
% Change from previous Qtr.	24.9%	7.8%	-21.0%	27.4%	-5.9%
Dividends paid	$36,081	$37,001	$37,654	$39,552	$41,298
Purchases of common stock	$-	$-	$-	$-	$-
Gross Leverage Ratio	4.39	5.13	5.07	5.02	4.94
Net Leverage Ratio	3.31	3.45	3.50	3.58	3.58
Customer Connections – end of period
On-Net	78,389	79,146	80,162	80,723	81,627
% Change from previous Qtr.	1.4%	1.0%	1.3%	0.7%	1.1%
Off-Net	12,216	12,386	12,495	12,669	12,922
% Change from previous Qtr.	2.1%	1.4%	0.9%	1.4%	2.0%
Non-Core (1)	320	336	334	334	335
% Change from previous Qtr.	-1.5%	5.0%	-0.6%	-%	0.3%
Total customer connections	90,925	91,868	92,991	93,726	94,884
% Change from previous Qtr.	1.5%	1.0%	1.2%	0.8%	1.2%

On-Net Buildings – end of period
Multi-Tenant office buildings	1,796	1,802	1,816	1,817	1,824
Carrier neutral data center buildings	1,089	1,119	1,138	1,164	1,187
Cogent data centers	54	54	54	54	54
Total on-net buildings	2,939	2,975	3,008	3,035	3,065
Total carrier neutral data center nodes	1,274	1,309	1,332	1,359	1,383
Square feet – multi-tenant office buildings – on-net	978,095,164	979,876,141	984,753,702	986,941,224	992,336,259
Network – end of period
Intercity route miles	58,761	59,741	59,741	60,676	60,869
Metro fiber miles	38,058	38,351	38,825	39,559	40,113
Connected networks – AS’s	7,471	7,530	7,597	7,569	7,625
Headcount – end of period
Sales force – quota bearing	547	565	516	490	479
Sales force - total	693	710	662	633	620
Total employees	1,066	1,087	1,031	1,001	987
Sales rep productivity – units per full time equivalent sales rep (“FTE”) per month	4.3	4.5	4.3	4.2	4.7
FTE – sales reps	522	511	521	467	453

(1)	Consists of legacy services of companies whose assets or businesses were acquired by Cogent.

(2)	Network operations expense excludes equity-based compensation expense of $2,076, $136, $163, $146 and $144 in the three month periods ended March 31, 2021 through March 31, 2022, respectively. Network operations expense includes excise taxes, including Universal Service Fund fees of $4,528, $4,811, $4,813, $4,336 and $3,742 in the three month periods ended March 31, 2021 through March 31, 2022, respectively.

(3)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(4)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures to provide investors. Management uses them to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.

(5)	Excludes equity-based compensation expense of $5,231, $6,738, $6,425, $5,907 and $5,912 in the three month periods ended March 31, 2021 through March 31, 2022, respectively.

(6)	See Schedules of Non-GAAP measures below for definitions and reconciliations to GAAP measures.

Schedules of Non-GAAP Measures

EBITDA, EBITDA, as adjusted, EBITDA margin and EBITDA, as adjusted, margin

EBITDA represents net cash flows provided by operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is net cash provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers. EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions. EBITDA margin is defined as EBITDA divided by total service revenue. EBITDA, as adjusted, margin is defined as EBITDA, as adjusted, divided by total service revenue.

The Company believes that EBITDA, EBITDA, as adjusted, EBITDA margin and EBITDA as adjusted margin are useful measures of its ability to service debt, fund capital expenditures and expand its business. The measurements are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, EBITDA, as adjusted, EBITDA margin and EBITDA, as adjusted, margin are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these measures are not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these measures may also differ from the calculations performed by its competitors and other companies and as such, its utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted, are reconciled to net cash provided by operating activities in the table below.

($ in 000’s) – unaudited	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Net cash provided by operating activities	$47,106	$39,749	$47,418	$35,984	$49,411
Changes in operating assets and liabilities	$(9,060)	$2,352	$(6,267)	$(7,095)	$(35,572)
Cash interest expense and income tax expense	17,504	15,080	16,602	$28,521	$43,316
EBITDA	$55,550	$57,181	$57,753	$57,410	$57,155
PLUS: Gains on asset related transactions	18	-	-	-	-
EBITDA, as adjusted	$55,568	$57,181	$57,753	$57,410	$57,155
EBITDA margin	37.8%	38.7%	39.0%	39.0%	38.3%
EBITDA, as adjusted, margin	37.9%	38.7%	39.0%	39.0%	38.3%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Service revenue, as reported – current period	$146,777	$147,879	$147,927	$147,208	$149,175
Impact of foreign currencies on service revenue	(447)	(150)	709	808	516
Service revenue - as adjusted for currency impact (1)	$146,330	$147,729	$148,636	$148,016	$149,691
Service revenue, as reported – prior sequential period	$143,901	$146,777	$147,879	$147,927	$147,208
Constant currency increase	$2,429	$952	$757	$89	$2,483
Constant currency percent increase	1.7%	0.6%	0.5%	0.1%	1.7%

(1)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Service revenue, as reported – current period	$146,777	$147,879	$147,927	$147,208	$149,175
Impact of foreign currencies on service revenue	(2,608)	(2,965)	(555)	916	1,914
Service revenue - as adjusted for currency impact (2)	$144,169	$144,914	$147,372	$148,124	$151,089
Service revenue, as reported – prior year period	$140,915	$140,990	$142,302	$143,901	$146,777
Constant currency increase	$3,254	$3,924	$5,070	$4,223	$4,312
Constant currency percent increase	2.3%	2.8%	3.6%	2.9%	2.9%

(2)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Revenue on a constant currency basis and adjusted for the impact of excise taxes is reconciled to service revenue as reported in the tables below.

Constant currency and excise tax impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Service revenue, as reported – current period	$146,777	$147,879	$147,927	$147,208	$149,175
Impact of foreign currencies on service revenue	(447)	(150)	709	808	516
Impact of excise taxes on service revenue	(384)	(283)	(2)	477	594
Service revenue - as adjusted for currency and excise taxes impact (3)	$145,946	$147,446	$148,634	$148,493	$150,285
Service revenue, as reported – prior sequential period	$143,901	$146,777	$147,879	$147,927	$147,208
Constant currency and excise taxes increase	$2,045	$669	$755	$566	$3,077
Constant currency and excise tax percent increase	1.4%	0.5%	0.5%	0.4%	2.1%

(3)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency and excise tax impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Service revenue, as reported – current period	$146,777	$147,879	$147,927	$147,208	$149,175
Impact of foreign currencies on service revenue	(2,608)	(2,965)	(555)	916	1,914
Impact of excise taxes on service revenue	(785)	(1,513)	(911)	(192)	786
Service revenue - as adjusted for currency and excise taxes impact (4)	$143,384	$143,401	$146,461	$147,932	$151,875
Service revenue, as reported – prior year period	$140,915	$140,990	$142,302	$143,901	$146,777
Constant currency and excise taxes increase	$2,469	$2,411	$4,159	$4,031	$5,098
Constant currency and excise tax percent increase	1.8%	1.7%	2.9%	2.8%	3.5%

(4)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior year period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and Non-GAAP gross margin

Non-GAAP gross profit and Non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

($ in 000’s) – unaudited	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Service revenue total	$146,777	$147,879	$147,927	$147,208	$149,175
Minus - Network operations expense including equity-based compensation and including depreciation and amortization expense	79,062	78,276	79,254	78,985	80,137
GAAP Gross Profit (1)	$67,715	$69,603	$68,673	$68,223	$69,038
Plus - Equity-based compensation – network operations expense	2,076	136	163	146	144
Plus – Depreciation and amortization expense	21,970	22,096	22,609	22,567	22,688
Non-GAAP Gross Profit (2)	$91,761	$91,835	$91,445	$90,936	$91,870
GAAP Gross Margin (1)	46.1%	47.1%	46.4%	46.3%	46.3%
Non-GAAP Gross Margin (2)	62.5%	62.1%	61.8%	61.8%	61.6%

(1)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(2)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures to provide to investors, as they are measures that management uses to measure the margin and amount available to the Company after network service costs, in essence these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing last 12 months EBITDA, as adjusted. Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the trailing last 12 months EBITDA, as adjusted. Cogent’s gross leverage ratio and net leverage ratio are shown below.

($ in 000’s) – unaudited	As of December 31, 2021	As of March 31, 2022
Cash and cash equivalents & restricted cash	$328,624	$311,771
Debt
Capital (finance) leases – current portion	17,048	17,147
Capital (finance) leases – long term	228,822	228,102
Senior Secured 2022 Notes	-	-
Senior Secured 2026 Notes	500,000	500,000
Senior Unsecured Euro 2024 Notes	397,005	389,019
Note payable	791	219
Total debt	1,143,666	1,134,487
Total net debt	815,042	822,716
Trailing 12 months EBITDA, as adjusted	227,902	229,499
Gross leverage ratio	5.02	4.94
Net leverage ratio	3.58	3.58

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2022 AND DECEMBER 31, 2021

(IN THOUSANDS, EXCEPT SHARE DATA)

	March 31,	December 31,
	2022	2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$281,485	$319,609
Restricted cash	30,286	9,015
Accounts receivable, net of allowance for credit losses of $1,476 and $1,510, respectively	41,662	41,938
Prepaid expenses and other current assets	41,757	39,015
Total current assets	395,190	409,577
Property and equipment, net	456,419	457,880
Right-of-use leased assets	100,909	101,687
Deposits and other assets	17,251	15,413
Total assets	$969,769	$984,557
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$13,808	$11,923
Accrued and other current liabilities	48,314	39,057
Installment payment agreement, current portion	218	785
Current maturities, operating lease liabilities	12,118	12,197
Current maturities, finance lease obligations	17,147	17,048
Total current liabilities	91,605	81,010
Senior unsecured 2024 Euro Notes, net of unamortized debt costs of $1,917 and $2,121, respectively, and net of discount of $684 and $772, respectively	386,418	394,112
Senior secured 2026 Notes, net of unamortized debt costs of $1,094 and $1,156, respectively, and net of discount of $1,454 and $1,536, respectively	497,452	497,308
Operating lease liabilities, net of current maturities	111,656	111,794
Finance lease obligations, net of current maturities	228,102	228,822
Other long term liabilities	63,142	44,609
Total liabilities	1,378,375	1,357,655
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 47,926,580 and 47,674,189 shares issued and outstanding, respectively	48	48
Additional paid-in capital	554,552	547,734
Accumulated other comprehensive income — foreign currency translation	(13,168)	(11,003)
Accumulated deficit	(950,038)	(909,877)
Total stockholders’ deficit	(408,606)	(373,098)
Total liabilities and stockholders’ deficit	$969,769	$984,557

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND MARCH 31, 2021

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months	Three Months
	Ended	Ended
	March 31, 2022	March 31, 2021
	(Unaudited)	(Unaudited)
Service revenue	$149,175	$146,777
Operating expenses:
Network operations (including $144 and $2,076 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	57,449	57,092
Selling, general, and administrative (including $5,912 and $5,231 of equity-based compensation expense, respectively)	40,627	41,442
Depreciation and amortization	22,688	21,970
Total operating expenses	120,764	120,504
Gains on equipment transactions	-	18
Gains on lease terminations	373
Operating income	28,784	26,291
Interest expense	(35,439)	(15,836)
Unrealized foreign exchange gain on 2024 Euro Notes	8,014	18,870
Loss on debt extinguishment and repurchase - 2022 Notes	-	(3,868)
Interest income and other, net	319	744
Income before income taxes	1,678	26,201
Income tax expense	(541)	(7,350)
Net income	$1,137	$18,851

Comprehensive (loss) income:
Net income	$1,137	$18,851
Foreign currency translation adjustment	(2,165)	(5,210)
Comprehensive (loss) income	$(1,028)	$13,641

Net income per common share:
Basic and diluted net income per common share	$0.02	$0.41
Dividends declared per common share	$0.855	$0.755

Weighted-average common shares - basic	46,575,848	46,067,096

Weighted-average common shares - diluted	46,929,191	46,507,258

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND MARCH 31, 2021

(IN THOUSANDS)

	Three months	Three months
	Ended	Ended
	March 31, 2022	March 31, 2021
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$1,137	$18,851
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,688	21,970
Amortization of debt discount and premium	417	441
Equity-based compensation expense (net of amounts capitalized)	6,056	7,307
Gains – lease transactions	(373)	-
Gains - equipment transactions and other, net	525	371
Unrealized foreign currency exchange gain on 2024 Euro Notes	(8,014)	(18,870)
Loss on debt extinguishment and repurchase of 2022 Notes	-	3,868
Deferred income taxes	(58)	4,497
Changes in operating assets and liabilities:
Accounts receivable	76	2,420
Prepaid expenses and other current assets	(2,953)	2,826
Accounts payable, accrued liabilities and other long-term liabilities	31,317	2,951
Deposits and other assets	(1,407)	474
Net cash provided by operating activities	49,411	47,106
Cash flows from investing activities:
Purchases of property and equipment	(18,121)	(15,444)
Net cash used in investing activities	(18,121)	(15,444)
Cash flows from financing activities:
Dividends paid	(41,298)	(36,081)
Repurchase and extinguishment of 2022 Notes	-	(119,679)
Proceeds from exercises of stock options	204	215
Principal payments on installment payment agreement	(571)	(2,378)
Principal payments of finance lease obligations	(5,863)	(5,744)
Net cash used in financing activities	(47,528)	(163,667)
Effect of exchange rates changes on cash	(615)	(1,316)
Net decrease in cash and cash equivalents	(16,853)	(133,321)
Cash, cash equivalents and restricted cash, beginning of period	328,624	371,301
Cash, cash equivalents and restricted cash, end of period	$311,771	$237,980

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including the impact of the COVID-19 pandemic and the related government policies; future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; cyber-attacks or security breaches of our network; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2021 and our Form 10-Q for the quarter ended March 31, 2022. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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